SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 16, 2017, the Registrant announced that the Company’s Board of Directors approved the commencement of a new stock repurchase program. Common stock repurchases may be executed through various means, including, without limitation, open market transactions or privately negotiated transactions. Common stock repurchases may be made from time to time depending on market factors and other conditions at the discretion of the Company’s management. A copy of the press release, dated November 16, 2017 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated November 16, 2017 – furnished pursuant to Item 2.02 as part of this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of Section 18.

Exhibit Index

Exhibit 99.1	Press release dated November 16, 2017 – furnished pursuant to Item 2.02 as part of this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of Section 18.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: November 16, 2017	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer